Exhibit 99.2
RERH HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2009	2008
	(thousands of dollars)
Revenues:
Electric sales and services revenues (including $829 and $(382) unrealized gains (losses))	$1,515,243	$1,935,363
Expenses:
Cost of sales (including $(219,713) and $537,982 unrealized gains (losses))	1,398,220	1,181,688
Cost of sales – affiliates (including $13,988 and $0 unrealized losses)	55,710	47,792
Operation and maintenance	45,716	52,601
Operation and maintenance – affiliates	5,688	7,987
Selling, general and administrative	45,427	40,481
Selling, general and administrative – affiliates	18,824	15,809
Loss on sale of Northeast C&I contracts	525	—
Depreciation and amortization	3,268	5,562

Total operating expense	1,573,378	1,351,920

Operating Income (Loss)	(58,135)	583,443

Other Income (Expense):
Other, net	1,204	289
Interest expense	(5,840)	(6,655)
Interest income	190	3,079
Interest expense, net – affiliates	—	(341)

Total other expense	(4,446)	(3,628)

Income (Loss) Before Income Taxes	(62,581)	579,815
Income tax expense (benefit)	(17,537)	215,125

Net Income (Loss)	$(45,044)	$364,690

See Notes to the Consolidated Financial Statements

RERH HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(unaudited)
	(thousands of dollars)
ASSETS
Current Assets:
Cash and cash equivalents	$118,143	$100,669
Accounts receivable and unbilled revenue, principally customer, net of allowance of $24,381 and $34,222	589,329	838,586
Accumulated deferred income taxes	321,966	241,304
Derivative assets	1,399,482	1,007,121
Prepayments and other current assets	30,093	12,033

Total current assets	2,459,013	2,199,713

Property, plant and equipment, gross	215,586	221,468
Accumulated depreciation	(166,381)	(171,740)

Property, Plant and Equipment, net	49,205	49,728

Other Assets:
Goodwill, net	31,631	31,631
Derivative assets	452,980	322,493
Accumulated deferred income taxes	98,439	121,598
Other	18,868	18,142

Total other assets	601,918	493,864

Total Assets	$3,110,136	$2,743,305

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable, principally trade	$336,137	$473,330
Payable to affiliates, net	10,333	11,468
Retail customer deposits	58,830	58,919
Other taxes payable	39,809	37,238
Taxes payable to RRI Energy, Inc. and related accrued interest	35,437	3,303
Accrual for transmission and distribution charges	66,782	82,945
Derivative liabilities	2,151,827	1,533,990
Derivative liabilities – affiliates	114,189	100,006
Other	62,599	75,054

Total current liabilities	2,875,943	2,376,253

Other Liabilities:
Derivative liabilities	720,529	589,386
Derivative liabilities – affiliates	19,257	19,452
Other	11,164	10,295

Total other liabilities	750,950	619,133

Commitments and Contingencies
Members’ Equity:
Members’ equity	(516,757)	(252,081)

Total members’ equity	(516,757)	(252,081)

Total Liabilities and Members’ Equity	$3,110,136	$2,743,305

See Notes to the Consolidated Financial Statements

RERH HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2009	2008
	(thousands of dollars)
Cash Flows from Operating Activities:
Net income (loss)	$(45,044)	$364,690
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on sale of Northeast C&I contracts	525	—
Depreciation and amortization	3,268	5,562
Deferred income taxes	(57,503)	131,063
Net changes in energy derivatives	225,130	(526,869)
Net changes in energy derivatives – affiliates	13,988	—
Other, net	(1,204)	(289)
Changes in other assets and liabilities:
Accounts receivable and unbilled revenue, net	249,089	85,489
Receivables/payables – affiliates	(1,135)	(5,271)
Margin deposits, net	232	63
Net derivative assets and liabilities	1,002	(9,933)
Accounts payable	(135,307)	(8,131)
Other current assets	(18,292)	(9,924)
Other current liabilities	(14,549)	(28,099)
Other assets	(154)	579
Retail customer deposits	(89)	(1,783)
Income taxes payable/receivable	4,529	16,275
Other taxes payable	2,354	(274)
Accrual for transmission and distribution charges	(16,163)	(8,507)
Taxes payable to RRI Energy, Inc. and related accrued interest	32,134	71,185
Other liabilities	857	(225)

Net cash provided by operating activities	243,668	75,601

Cash Flows from Investing Activities:
Capital expenditures	(4,594)	(5,275)
Other, net	(2,600)	—

Net cash used in investing activities	(7,194)	(5,275)

Cash Flows from Financing Activities:
Distributions to RRI Energy, Inc., net	(219,000)	(75,000)

Net cash used in financing activities	(219,000)	(75,000)

Net Change in Cash and Cash Equivalents	17,474	(4,674)
Cash and Cash Equivalents at Beginning of Period	100,669	226,200

Cash and Cash Equivalents at End of Period	$118,143	$221,526

Supplemental Disclosure of Cash Flow Information:
Cash Payments:
Interest paid to affiliate	$3,352	$—
Interest paid to third parties	7,428	8,316

Non-cash Disclosure:
Distributions to RRI Energy, Inc., net	(632)	—
See Notes to the Consolidated Financial Statements

RERH HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) Background and Basis of Presentation
(a) Background.
     “RERH Holdings” refers to RERH Holdings, LLC and its consolidated subsidiaries. RERH Holdings provides electricity and energy services to retail electricity customers in Texas, including residential and small business (mass) customers and commercial, industrial and governmental/institutional (C&I) customers. Approximately 65% of RERH Holdings’ residential and small business customers are in the Houston area. Until the sale of its Northeast C&I contracts in December 2008, RERH Holdings’ next largest market was the market operated by PJM Interconnection, LLC, primarily in New Jersey, Maryland, the District of Columbia and Pennsylvania (PJM area). The Northeast C&I activity for the three months ended March 31, 2008 was (a) $116 million of its consolidated revenues (or 6%) and (b) $4 million of its consolidated gross margin, excluding unrealized gains/losses on energy derivatives (or 3%).
     On February 28, 2009, Reliant Energy, Inc., the sole Class A member of RERH Holdings, entered into several agreements related to the sale of its Texas retail business, primarily RERH Holdings. Reliant Energy, Inc. entered into a purchase agreement to sell its interests in RERH Holdings, LLC (excluding the interests in Reliant Energy Solutions East, LLC) to a subsidiary (the buyer) of NRG Energy, Inc. (NRG) for $287.5 million in cash plus the value of the net working capital. NRG has guaranteed the obligations of the buyer. Upon closing, RERH Holdings, which is party to the credit sleeve and reimbursement agreement with Merrill Lynch & Co., Inc. and affiliates (Merrill Lynch), will be owned by the buyer. RERH Holdings has agreed to pay Merrill Lynch a $7.5 million fee and to increase the fees under the credit sleeve and reimbursement agreement by $3 million per month until the close. The bulk of the fees payable to Merrill Lynch are payable only upon and at closing. The sale closed on May 1, 2009. This sale includes the rights to the Reliant Energy name. Accordingly, Reliant Energy, Inc. changed its name to RRI Energy, Inc. (RRI) on May 2, 2009. In connection with the sale, the litigation with Merrill Lynch against RERH Holdings related to the termination of its working capital facility has been dismissed. See Note 8.
     In connection with the sale transaction, RRI entered into a two-year sublease on its corporate office building with the buyer, with sublease rental income totaling $17 million for those two years. RRI also entered a one-year transition services agreement with the buyer, which includes terms and conditions for information technology services, accounting services and human resources. NRG’s guarantee will also apply to this transition services agreement.
(b) Basis of Presentation.
     The accompanying unaudited consolidated interim financial statements and notes (or “Interim Financial Statements”) have been prepared in accordance with the SEC’s regulations for interim financial statements, omit certain disclosures and should be read in conjunction with RERH Holdings’ audited consolidated financial statements and notes as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008.
     These Interim Financial Statements include all revenues and costs directly attributable to RERH Holdings including costs for facilities and costs for functions and services performed by RRI and charged to RERH Holdings. All significant intercompany transactions have been eliminated.

     Estimates. Management makes estimates and assumptions to prepare financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) that affect: the reported amount of assets, liabilities and equity; the reported amounts of revenues and expenses; and disclosure of contingent assets and liabilities at the date of the financial statements. RERH Holdings evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which RERH Holdings believes to be reasonable under the circumstances. RERH Holdings adjusts such estimates and assumptions when facts and circumstances dictate. Actual results could be different from these estimates.
     Adjustments and Reclassifications. The Interim Financial Statements reflect all normal recurring adjustments necessary, in the opinion of management, to present fairly RERH Holdings’ financial position and results of operations for the reported periods. Amounts reported for interim periods, however, may not be indicative of a full year period due to seasonal fluctuations in demand for electricity and energy services, changes in commodity prices, changes in regulations, and other factors.
     Recent Accounting Developments.
     For some non-financial assets and liabilities, the effective date for Statement of Financial Accounting Standards (SFAS) No. 157 fair value measurement criteria is January 1, 2009, pursuant to FSP No. FAS 157-2, “Effective Date of FASB Statement No. 157” (FSP FAS 157-2). The adoption of FSP FAS 157-2 did not have a significant impact on RERH Holdings’ consolidated financial statements.
     SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (SFAS No. 161) is an amendment of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and is intended to enhance the related qualitative and quantitative disclosures by providing for additional information about objectives, strategies, accounting treatment, volume by commodity type and credit-risk-related contingent features. SFAS No. 161 was adopted on January 1, 2009.
     The Financial Accounting Standards Board (FASB) issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which is effective for interim periods ending after June 15, 2009. The FSP amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” and will require RERH Holdings to provide information about the fair value of its financial instruments, including methods and significant assumptions used to estimate the fair value, in interim financial statements.
     The FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” which is effective for interim periods ending after June 15, 2009. The FSP provides guidance on how to determine the fair value of assets and liabilities under SFAS No. 157, “Fair Value Measurements” in the current economic environment. RERH Holdings does not expect this FSP to have a significant impact on its consolidated financial statements.
(2) Changes in Members’ Equity and Comprehensive Loss

	Members’ Equity	Comprehensive Loss
	(unaudited)
	(thousands of dollars)
Balance at December 31, 2008	$(252,081)
Net loss	(45,044)	$(45,044)
Distributions to RRI, net	(219,632)

Comprehensive loss		$(45,044)

Balance at March 31, 2009	$(516,757)

(3) Revenues and Energy Supply Costs
     Gross revenues include energy revenues from resales of purchased power and other hedging activities, which are $104 million and $282 million for the three months ended March 31, 2009 and 2008, respectively. These revenues represent a sale of excess supply to third parties in the market. As of March 31, 2009 and December 31,

2008, RERH Holdings recorded unbilled revenues of $319 million and $481 million, respectively, for energy sales and services.
     RERH Holdings records energy supply costs for electricity sales and services to retail customers based on estimated supply volumes for the applicable reporting period. A portion of its energy supply costs ($67 million and $83 million as of March 31, 2009 and December 31, 2008, respectively) consisted of estimated transmission and distribution charges not yet billed by the transmission and distribution utilities.
(4) Goodwill
     RERH Holdings performs its goodwill impairment test annually on April 1 and when events or changes in circumstances indicate that the carrying value may not be recoverable. During April, RERH Holdings tested goodwill for impairment and determined that no impairment existed.
     RERH Holdings estimates its fair value based on a number of subjective factors, including: (a) appropriate weighting of valuation approaches, as discussed above, (b) projections about future customer mix and related revenues, (c) estimates of future cost structure, (d) risk-adjusted discount rates for estimated cash flows, (e) selection of peer group companies for the public company market approach, (f) required level of working capital, (g) assumed EBITDA multiple for terminal values and (h) time horizon of cash flow forecasts. For the most recent reporting period, RERH Holdings determined that the recently announced sale to a subsidiary of NRG was the best estimate of its value. Using that measure, the fair value exceeded the book value and therefore, the goodwill was not impaired as of March 31, 2009.
(5) Derivative Instruments and Hedging Activities
     RERH Holdings accounts for its derivatives instruments and hedging activities in accordance with SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities,” as amended (SFAS No. 133). Effective January 1, 2009, RERH Holdings adopted SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (SFAS No. 161). For additional information about our derivative instrument and hedging activities, see Note 2(f) to RERH Holdings’ 2008 audited consolidated financial statements.
     As of March 31, 2009 and December 31, 2008, RERH Holdings does not have any designated cash flow hedges.
     Credit exposure - RERH Holdings’ credit exposure is based on its derivative assets and accounts receivable from its power supply counterparties, after taking into consideration netting within each contract and any master netting contracts with counterparties. RERH Holdings provides reserves for non-investment grade counterparties representing a significant portion of its credit exposure. As of March 31, 2009 and December 31, 2008, RERH Holdings has no credit exposure.
     Presentation of Derivative Assets and Liabilities. RERH Holdings presents its derivative assets and liabilities on a gross basis (regardless of master netting arrangements with the same counterparty). Cash collateral amounts are also presented on a gross basis.
     As of March 31, 2009, RERH Holdings’ commodity derivative assets and liabilities include amounts for non-trading activities as follows:

					Net Derivative
	Derivative Assets		Derivative Liabilities		Assets
(in millions)	Current	Long-Term	Current	Long-Term	(Liabilities)

Non-trading	$1,399	$453	$(2,151)	$(721)	$(1,020)
Non-trading-affiliate	—	—	(114)	(19)	(133)

Total Derivatives(1)	$1,399	$453	$(2,265)	$(740)	$(1,153)

(1)	There were no derivatives designated as hedging instruments under SFAS No. 133 for the reporting periods presented.

RERH Holdings has the following derivative commodity contracts outstanding as of March 31, 2009:

		Notional Volumes
Commodity	Unit	Current	Long-term
		(in millions)
Power	MWh(1)	38	41
Natural gas	MMBTU(2)	142	114
Natural gas basis	MMBTU(2)	36	14

(1)	MWh is megawatt hours.

(2)	MMBTU is million British thermal units.
     The income (loss) associated with RERH Holdings’ energy derivatives for the three months ended March 31, 2009 is:

Derivatives Not Designated as Hedging
Instruments Under SFAS No. 133	Revenues	Cost of sales
	(in millions)
Non-Trading Commodity Contracts:
Unrealized	$1	$(220)
Unrealized-affiliate	—	(14)

Total non-trading – unrealized	$1	$(234)

Non-Trading Commodity Contracts:
Realized(1)	$75	$(706)
Realized-affiliate(1)	—	(40)

Total non-trading – realized	$75	$(746)

(1)	Does not include realized gains or losses associated with cash month transactions, non-derivative transactions or derivative transactions that qualify for the normal purchase/normal sale exception.
     Derivative Liabilities with Related Parties. In connection with the unwind of the credit-enhanced retail structure with Merrill Lynch, RERH Holdings entered into a derivative contract with RRI in October 2008. This derivative is a 40 BCFe (billion cubic feet equivalent of natural gas) hedge that extends to December 2010. During the three months ended March 31, 2009, RERH Holdings recognized $14 million unrealized loss and $40 million realized loss on this transaction. These amounts are included in cost of sales – affiliates on the statement of operations.

(6) Fair Value Measurements
     Nonperformance Risk on Derivative Liabilities. In accordance with SFAS No. 157, fair value measurement of RERH Holdings’ derivative liabilities reflects the nonperformance risk related to that liability, which is its own credit risk. RERH Holdings derives its nonperformance risk by applying RRI’s credit default swap spread against the respective derivative liability. As of March 31, 2009, RERH Holdings had $99 million in reserves for nonperformance risk on derivative liabilities.
     Fair Value of Derivative Instruments.

	March 31, 2009
						Total
	Level 1	Level 2	Level 3	Reclassifications(1)		Fair Value
	(in millions)
Total derivative assets	$895	$978	$25	$(46	) (1)	$1,852
Total derivative liabilities	895	1,878	145	(46	) (1)	2,872
Total derivative liabilities – affiliates	—	133	—	—		133

(1)	Reclassifications are required to reconcile to FIN 39-1 consolidated balance sheet presentation.
     The following is a reconciliation of changes in fair value of net derivative assets and liabilities classified as Level 3:

	2009
	Net Derivatives
	(Level 3)
	(in millions)
Balance, January 1, 2009	$(96)
Total gains (losses) realized/unrealized:
Included in earnings	(42	) (1)
Purchases, issuances and settlements (net)	23
Transfers in and/or out of Level 3 (net)	(5)

Balance, March 31, 2009	$(120)

Changes in unrealized gains/losses relating to derivative assets and liabilities still held at March 31, 2009	$(35	)(1)

(1)	$36 million is recorded in cost of sales and $1 million is recorded in revenue.
     For additional information about fair value measurements, see Note 2(e) to RERH Holdings’ 2008 audited consolidated financial statements.
(7) Income Taxes
(a) Tax rate reconciliation.
     A reconciliation of the federal statutory income tax rate to the effective income tax rate is:

	Three months ended March 31,
	2009	2008
Federal statutory rate	(35)%	35%

Additions (reductions) resulting from:
State income taxes, net of federal income taxes	7%	2
Effective rate	(28)%	37%

(b) Tax Attributes Carryovers.
     RERH Holdings’ tax attribute carryovers will remain with RRI after the Texas retail sale to the subsidiary of NRG Energy, Inc. For tax purposes, the sale is deemed to be for assets rather than stock.
(c) Valuation Allowances.
     RERH Holdings determined that no valuation allowance is needed for its deferred tax assets as of March 31, 2009 and December 31, 2008.
(d) FIN 48 and Income Tax Uncertainties.
     RERH Holdings unrecognized tax benefits did not change significantly during the three months ended March 31, 2009 and 2008. During the three months ended March 31, 2009 and 2008, RERH Holdings recognized $0 of income tax expense (benefit) due to changes in interest and penalties for federal and state income taxes. In connection with the Texas retail business sale, NRG will not inherit any tax contingencies from pre-acquisition periods for federal, state and local purposes, which will remain with RRI.
(8) Contingencies
     RERH Holdings is involved in some legal and other matters before courts and governmental agencies. Unless otherwise noted, RERH Holdings cannot predict the outcome of these matters.
     Merrill Lynch Action. On December 5, 2008, RERH Holdings terminated its $300 million retail working capital facility agreement with Merrill Lynch in order to address any issue that might be asserted regarding the minimum adjusted retail EBITDA covenant in that facility. On December 24, 2008, Merrill Lynch filed an action in the Supreme Court of the State of New York seeking a judgment declaring that under the credit sleeve and reimbursement agreement (the agreement), RERH Holdings did not have the right to terminate the working capital facility without their consent and that such termination is an event of default under the agreement. On May 1, 2009, RERH Holdings and Merrill Lynch filed to dismiss this lawsuit and the agreement was transferred in connection with the closing of the sale of RERH Holdings’ Texas retail business. The Court granted an order dismissing the action with prejudice on May 4, 2009.
     Excess Mitigation Credits. From January 2002 to April 2005, CenterPoint Energy applied excess mitigation credits, or EMCs, to its monthly charges to retail electric providers as ordered by the Public Utility Commission of Texas, or PUCT. The PUCT imposed these credits to facilitate the transition to competition in Texas, which had the effect of lowering the retail electric providers’ monthly charges payable to CenterPoint Energy. As indicated in its Petition for Review filed with the Supreme Court of Texas on June 2, 2008, CenterPoint Energy has claimed that the portion of those EMCs credited to Reliant Energy Retail Services, LLC, or RERS, a retail electric provider and subsidiary of RERH Holdings LLC, totaled $385 million for RERS’ “Price to Beat” Customers. It is unclear what the actual number may be. “Price to Beat” was the rate RERS was required by state law to charge residential and small commercial customers that were transitioned to RERS from the incumbent integrated utility company commencing in 2002. In its original stranded cost case brought before the PUCT on March 31, 2004, CenterPoint Energy sought recovery of all EMCs that were credited to all retail electric providers, including RERS, and the PUCT ordered that relief in its Order on Rehearing in Docket No. 29526, on December 17, 2004. After an appeal to state district court, the court entered a final judgment on August 26, 2005, affirming the PUCT’s order with regard to EMCs credited to RERS. Various parties filed appeals of that judgment with the Court of Appeals for the Third District of Texas with the first such appeal filed on the same date as the state district court judgment and the last such appeal filed on October 10, 2005. On April 17, 2008, the Court of Appeals for the Third District reversed the lower court’s decision ruling that CenterPoint Energy’s stranded cost recovery should exclude only EMCs credited to RERS for its “Price to Beat” customers. On June 2, 2008, CenterPoint Energy filed a Petition for Review with the Supreme Court of Texas and on June 19, 2009, the Court agreed to consider the CenterPoint Energy appeal as well as two related petitions for review filed by other entities. Oral argument will occur on October 6, 2009.
     In November 2008, CenterPoint Energy and RRI, on behalf of itself and affiliates including RERS, agreed to suspend unexpired deadlines, if any, related to limitations periods that might exist for possible claims against RRI and its affiliates if CenterPoint Energy is ultimately not allowed to include in its stranded cost calculation those EMCs previously credited to RERS. Regardless of the outcome of the Texas Supreme Court proceeding, we believe that any possible future CenterPoint Energy claim against RERS for EMCs credited to RERS would lack legal merit. No such claim has been filed.

     Replacement Reserve Responsibility. On November 14, 2006, Constellation Energy Commodities Group, or Constellation, filed a complaint with the PUCT alleging that ERCOT misapplied the Replacement Reserve Settlement, or RPRS, Formula contained in the ERCOT protocols from April 10, 2006, through September 27, 2006. Specifically, Constellation disputed approximately $4 million in under-scheduling charges for capacity insufficiency asserting that ERCOT applied the wrong protocol. Reliant Energy Power Supply, which is a subsidiary of RERH Holdings LLC referred to herein as REPS, other market participants, ERCOT, and PUCT Staff opposed Constellation’s complaint. On January 25, 2008, the PUCT entered an order finding that ERCOT correctly settled the capacity insufficiency charges for the disputed dates in accordance with ERCOT protocols and denied Constellation’s complaint. On April 9, 2008 Constellation appealed the PUCT order to the Civil District Court of Travis County, Texas and on June 19, 2009, the court issued a judgment reversing the PUCT order, finding that the ERCOT protocols were in irreconcilable conflict with each other.
     Under the PUCT ordered formula, Qualified Scheduling Entities, or QSEs, who under-scheduled capacity within any of ERCOT’s four congestion zones were assessed under-scheduling charges which defrayed the costs incurred by ERCOT for RPRS that would otherwise be spread among all load-serving QSEs. Under the Court’s decision, all RPRS costs would be assigned to all load-serving QSEs based upon their load ratio share without assessing any separate charge to those QSEs who under-scheduled capacity. If under-scheduling charges for capacity insufficient QSEs were not used to defray RPRS costs, REPS’ share of the total RPRS costs allocated to QSEs would increase.
     REPS intends to file an appeal to the Third Court of Appeals in Travis County, Texas, thereby staying the effect of the trial court’s decision. If all appeals are unsuccessful, on remand to the PUCT, it would determine the appropriate methodology for giving effect to the trial court’s decision. It is not known at this time whether only Constellation’s under-scheduling charges, the under-scheduling charges of all other QSEs that disputed REPS charges for the same time frame, the entire market, or some other approach would be used for any resettlement.